                                                                      EXHIBIT 12


             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)



                                                                     Nine Months      Year Ended            Quarter Ended
                                     Years Ended December 31,           Ended         September 30,           December 31,
                               ------------------------------------ September 30, ---------------------- -----------------------
                                  1994         1995          1996       1997         1997        1998       1997        1998
                               -----------  -----------  ---------- ------------  ----------  ---------- ----------- -----------
CONSOLIDATED
Earnings:
   Income before income
      taxes . . . . . . . . .    $   712      $ 1,549      $  6,136   $ 6,143       $ 7,298     $12,638   $(1,180)     $15,792
   Fixed charges  . . . . . .        249          325           223       251           283       2,486       265        2,026
                                 -------      -------      --------   -------       -------     -------   -------      -------
                                 $   961      $ 1,874      $  6,359   $ 6,394       $ 7,581     $15,124   $  (915)     $17,818
                                 =======      =======      ========   =======       =======     =======   =======      =======

Fixed Charges:
   Interest expense . . . . .    $   172      $   286      $    171   $   164       $   214     $ 1,161   $   225      $ 1,695
   Portion of rental cost
      representing interest .         77           39            52        87            69       1,325        40          331
                                 -------      -------      --------   -------       -------     -------   -------      -------
                                 $   249      $   325      $    223   $   251       $   283     $ 2,486   $   265      $ 2,026
                                 =======      =======      ========   =======       =======     =======   =======      =======
Ratio of earnings to fixed
   charges  . . . . . . . . .        3.9x         5.8x         28.5x     25.5x         26.8x        6.1x      -- x         8.8x
                                 =======      =======      ========   =======       =======     =======   =======      =======

PRO FORMA:
Earnings:
   Income before income
      taxes . . . . . . . . .                                                                   $64,090                $15,537
   Fixed charges  . . . . . .                                                                     5,736                  2,145
                                                                                                -------                -------
                                                                                                $69,826                $17,682
Fixed Charges:
   Interest expense . . . . .                                                                   $ 4,292                $ 1,708
   Portion of rental cost
      representing interest .                                                                     1,444                    437
                                                                                                -------                -------
                                                                                                $ 5,736                $ 2,145
                                                                                                =======                =======
Ratio of earnings to fixed
   charges  . . . . . . . . .                                                                      12.2x                   8.2x
                                                                                                =======                =======

PRO FORMA AS ADJUSTED:
Earnings:
   Income before income
      taxes . . . . . . . . .                                                                   $52,853                $13,380
   Fixed charges  . . . . . .                                                                    16,973                  4,302
                                                                                                -------                -------
                                                                                                $69,826                $17,682
                                                                                                =======                =======
Fixed Charges:
   Interest expense . . . . .                                                                   $15,529                $ 3,865
   Portion of rental cost
      representing interest .                                                                     1,444                    437
                                                                                                -------                -------
                                                                                                $16,973                $ 4,302
                                                                                                =======                =======
Ratio of earnings to fixed
   charges  . . . . . . . . .                                                                       4.1x                   4.1x
                                                                                                =======                =======
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